Exhibit (h)(67)

SHAREHOLDER SERVICING AGREEMENT

APPENDIX A

Series

Ivy Apollo Multi-Asset Income Fund

Ivy Apollo Strategic Income Fund

Ivy Asset Strategy Fund

Ivy Balanced Fund

Ivy Bond Fund

Ivy Core Equity Fund

Ivy Cundill Global Value Fund

Ivy Dividend Opportunities Fund

Ivy Emerging Markets Equity Fund

Ivy Emerging Markets Local Currency Debt Fund

Ivy Energy Fund

Ivy European Opportunities Fund

Ivy Global Bond Fund

Ivy Global Income Allocation Fund

Ivy Global Equity Income Fund

Ivy Global Growth Fund

Ivy Global Natural Resources Fund

Ivy Global Real Estate Fund

Ivy Global Risk-Managed Real Estate Fund

Ivy High Income Fund

Ivy International Core Equity Fund

Ivy Large Cap Growth Fund

Ivy Limited-Term Bond Fund

Ivy Managed International Opportunities Fund

Ivy Micro Cap Growth Fund

Ivy Mid Cap Growth Fund

Ivy Mid Cap Income Opportunities Fund

Ivy Money Market Fund

Ivy Municipal Bond Fund

Ivy Municipal High Income Fund

Ivy Real Estate Securities Fund

Ivy Science and Technology Fund

Ivy Small Cap Growth Fund

Ivy Small Cap Value Fund

Ivy Targeted Return Bond Fund

Ivy Tax-Managed Equity Fund

Ivy Value Fund

Amended and Effective May 18, 2009 with respect to Ivy Municipal High Income Fund and Ivy Tax-Managed Equity Fund; Amended and Effective with respect to Ivy Asset Strategy New Opportunities Fund; Amended and Effective January 24, 2011 with respect to merger of Ivy Mortgage Securities Fund into Ivy Bond Fund; Amended and Effective June 13, 2011 with respect to merger of Ivy Mortgage Securities Fund into Ivy Bond Fund; Amended and Effective June 4, 2012 with respect to addition of Ivy Global Equity Income Fund and name change of Ivy International Balanced Fund to Ivy Global Income Allocation Fund; Amended and Effective February 26, 2013 with respect to addition of Ivy Global Real Estate Fund and Ivy Global Risk-Managed Real Estate Fund; Amended and Effective November 12, 2013 with respect to name change of Ivy Pacific Opportunities Fund to Ivy Emerging Markets Equity Fund and addition of Ivy Emerging Markets Local Currency Debt Fund; Amended and Effective March 17, 2014 with respect to merger of Ivy Asset Strategy New Opportunities Fund into Ivy Emerging Markets Equity Fund and merger of Ivy Managed European/Pacific Fund into Ivy Managed International Opportunities Fund; Amended and Effective August 12, 2014 with respect to the addition of Ivy Mid Cap Income Opportunities Fund; Amended and Effective January 1, 2015, with respect to the name change of Ivy International Growth Fund to Ivy Global Growth Fund; Amended and Effective August 11, 2015 with the addition of Ivy Apollo Strategic Income Fund and Ivy Apollo Multi-Asset Income Fund; Amended and Effective November 17, 2015 with the addition of Ivy Targeted Return Bond Fund.